UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
April 10, 2008
(Date of Earliest Event Reported)
(April 4, 2008)

YUHE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-83125	87-0569467
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Hailong Street
Hanting District, Weifang, Shandong Province
The People’s Republic of China
+ 86 536 736 3688
(Address and telephone number of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective on April 4, 2008, First Growth Investors, Inc. (the “Company”) amended its articles of incorporation to (i) change its name to “Yuhe International, Inc.”, and (ii) effect a 1-for-14.70596492 reverse stock split of its common stock. The Board of Directors of the Company and shareholders approved the name change and the reverse stock split pursuant to the Nevada Revised Statutes. The number of authorized shares of common stock remains unchanged at 500 million.

The change to the Company’s name and the reverse stock split is reflected in the Amended and Restated Articles of Incorporation attached herein, filed on April 4, 2008 with the Secretary of State of Nevada.

ITEM 8.01 OTHER EVENTS

The name change became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on April 7, 2008, under the new stock symbol of “YHII.OB”. Our new CUSIP number is 988432 100.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation filed with the Secretary of State of Nevada on April 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yuhe International, Inc.

Date: April 10, 2008

By:     /s/s Gao Zhentao
Chief Executive Officer